UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2006

INSURANCE AUTO AUCTIONS, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-127791	95-3790111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definite Material Agreement.

On February 27, 2006, the Board of Directors (the “Board”) of Insurance Auto Auctions, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Company’s Board (the “Committee”), approved the terms of the 2006 Incentive Plan for Executive Management (the “2006 Plan”) for key executives and management.

Under the 2006 Plan, key executives and management will receive annual bonuses that are computed as a percentage of base salary, which is established by the Committee. In fiscal year 2006, the target level of bonus equals or exceeds 35% of salary for each of the eligible participants.

The Company must achieve at least 90% of the 2006 EBITDA target before any incentive awards are earned. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and other non-cash items. The Committee’s determination on the EBITDA calculation shall be final and conclusive. The CEO, subject to approval by the Committee, has the right to designate individual goals and objectives for specific participants as a part of their incentive calculation.

This description of the 2006 Plan is subject to, and qualified in its entirety by, The Insurance Auto Auctions, Inc. 2006 Incentive Plan –Executive Management attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1    Insurance Auto Auctions, Inc. 2006 Incentive Plan-Executive Management

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insurance Auto Auctions, Inc.

By:	/s/ Thomas C. O’Brien
Thomas C. O’Brien
Chief Executive Officer

Date: March 2, 2006

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Index of Exhibits

Exhibit No.	Exhibit
99.1	Insurance Auto Auctions, Inc. 2006 Incentive Plan – Executive Management

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